Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Clarus Therapeutics Holdings, Inc. of our report dated March 31, 2022, relating to the consolidated financial statements of Clarus Therapeutics Holdings, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

May 24, 2022

1